UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 21, 2013

PROGAMING PLATFORMS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2013, Progaming Platforms Corp (the "Registrant") reported on Form 8-K that it had entered into a preliminary agreement (the "Preliminary Agreement") with BreedIT Ltd., an Israeli company ("BreedIT") and its founder, Dr. Oded Sagee ("Founder"). Pursuant to the terms of the Preliminary Agreement, the Registrant agreed to invest up to US$1,000,000 but not less that US$245,000 (the "Investment Amount"). In consideration for the investment of $245,000, the Registrant shall be issued 200 shares of BreedIT's capital stock ("Ordinary Shares"), which shall represent 66.67% of BreedIT's outstanding Ordinary Shares with the Founder owning the remaining100 Ordinary Shares, which shall represent 33.33% of the outstanding Ordinary Shares. The Founder's equity interest shall be subject to certain anti-dilution provisions so that until such time as the full Investment Amount of US$1,000,000 is remitted to BreedIT the Founder's equity interest will not be reduced below 30% of the Company.

Prior to the execution by the parties of a definitive agreement (the "Share Purchase Agreement" or "SPA"), certain conditions had to be satisfied (the "Conditions"), including, but not limited to: (i) the satisfaction of each of the parties with the results of their respective due diligence reviews; (ii) obtaining requisite regulatory approvals and approvals required under the laws of the State of Delaware, the State of Israel and the United States federal securities laws; and (iii) the execution of the binding agreement by and between BreedIT and a leading Israeli university granting BreedIT an exclusive, world-wide license (the "License Agreement") for a unique and highly sophisticated decision making software used for the purpose of advanced agriculture breeding (the "IDSS Software") which both the Registrant and BreedIT believe has significant commercial applications for the advancement of successful agricultural breeding programs world-wide.

On October 20, 2013, the Registrant, BreedIT and the Founder executed the binding Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.7, which provides that the Registrant shall inject US$61,250 within 1 day of the closing (the "Closing") as part of the total initial investment of US$245,000 (the "Initial Investment") to be funded by the Registrant pursuant to a schedule set forth in the SPA. The parties have agreed that the amount of the Initial Investment should be sufficient to fund BreedIT's operations during the twelve-month period following the Closing. The Registrant and BreedIT have agreed that the remaining US$755,000 in the Investment Amount may be funded by the Registrant or third party investors, from time to time, based upon BreedIT's needs during the twelve-month period commencing on the date which is one-year after the Closing, based on updated budgets which shall be provided to the Registrant. Upon the Closing, BreedIT's Board of Directors shall consist of two directors which shall include the Founder or a person designated by the Founder and a director appointed by the Registrant.

The Closing of the SPA is subject to the execution of the binding License Agreement between BreedIT and the leading Israeli academic institution, which the parties anticipate will occur in or about the week of October 21, 2013.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.6	Preliminary Agreement between the Registrant, BreedIT and Oded Sagee dated August 15, 2013, filed with the Registrant's Form 8-K on August 19, 2013.
10.7	Share Purchase Agreement between the Registrant, BreedIT and Oded Sagee dated October 20, 2013, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Progaming Platforms Corp.

By:	/s/ Erez Zino
Name:	Erez Zino
Title:	Chief Executive Officer

Date: October 21, 2013